Exhibit 10.35

INTERACTIVE INTELLIGENCE, INC.

INCENTIVE STOCK OPTION AGREEMENT
UNDER 2006 EQUITY INCENTIVE PLAN

This Agreement ("Agreement"), effective as of the ____ day of ______________, 20__ ("Grant Date"), is by and between Interactive Intelligence, Inc. ("Company") and _____________ ("Grantee").

The Grantee now serves the Company or a Subsidiary as an Employee, and in recognition of the Grantee's valued services, the Company, through the Committee, desires to provide an opportunity for the Grantee to increase his or her stock ownership in the Company pursuant to the provisions of the Interactive Intelligence, Inc. 2006 Equity Incentive Plan (the "Plan").

In consideration of the terms and conditions of this Agreement and the Plan, the terms of which are incorporated as a part of this Agreement, the parties agree as follows:

1. Grant of Option. As of the date indicated above, the Company hereby grants to the Grantee the right and option ("Option") to purchase all or any part of an aggregate of ______________ Shares.

2. Incentive Status. This Option is intended to qualify as an incentive stock option under Code Section 422, and shall be subject to terms governing incentive stock options in the Plan and the Code.

3. Exercise Price. The Exercise Price of each Share covered by this Option is $__________ per Share.

4. Vesting of Option. Subject to the terms of the Plan and this Agreement, including paragraph 5 below, the Grantee will vest in and be entitled to exercise this Option at the time the Committee selects below:

______ (a)  this Option shall become exercisable as to _________ [insert fraction, such as 1/4] of the Shares on a cumulative basis, on each of the __________________ [insert anniversary dates, such as first, second, third and fourth] anniversaries of the Grant Date (time-based vesting (graded));

______ (b)  on __________ ___, 2____ (time-based vesting (cliff));

______ (c)  on the date or dates the Grantee achieves the Performance Measures, as specified in Attachment A to this Agreement (performance-based vesting);

______ (d)  this Option shall become exercisable as to [insert fraction, such as 1/4] of the Shares on a cumulative basis, on each of _____________________ [insert dates, such as January 1, 20__, January 1, 20__, January 1, 20___ and January 1, 20___] (combination vesting).

5. Term of Option. This Option expires at the close of business on __________ ___, 20___ (not to exceed ten years from the Grant Date), unless it expires earlier pursuant to the following rules:

(a) Upon termination of the Grantee's employment for Cause, this Option will terminate immediately and the Grantee will (if the Committee, in its sole discretion, exercises its rights under this section within ten (10) days of the termination) repay to the Company within then (10) days of the Committee’s written demand the amount of any gain the Grantee had realized upon any exercise within the 90-day period prior to the termination of this Option;

(b) Upon termination of the Grantee’s employment due to death or Disability, the Grantee or the Grantee’s beneficiary, as the case may be, may exercise this Option to the extent the Grantee was entitled to exercise this Option on the date of termination, but only within the one (1)-year period immediately following the Grantee’s termination due to death or Disability, and in no event after the date this Option expires in accordance with its terms; and

(c) Upon termination by the Company of the Grantee's employment without Cause, or upon termination of employment by the Grantee for a reason other than death or Disability, or upon the Grantee’s Retirement, the Grantee may exercise this Option to the extent that the Grantee was entitled to exercise this Option at the date of termination, but only within the one (1) month period immediately following the Grantee’s termination, and in no event after the date this Option expires in accordance with its terms.

(d) For Options with combination vesting, if the performance target[s], as specified in Attachment A to this Agreement, [FOR A SINGLE PERFORMANCE TARGET: is not achieved in full, this Option will terminate, effective as of the date on which the Audit Committee of the Company approves the Company's financial results for fiscal year ______.][FOR MULTIPLE PERFORMANCE TARGETS: are achieved in part, the number of Shares underlying this Option shall be reduced by that pro rata portion of this Option for which the performance targets are not achieved (which number of Shares shall be forfeited), effective as of the date on which the Audit Committee of the Company approves the Company's financial results for fiscal year ______ (the "Determination Date"). If none of the performance targets were achieved, this entire Option will terminate, effective as of the Determination Date.]

6. Exercise. The Grantee may exercise this Option, to the extent vested, by delivering a written notice to the Company, specifying the number of Shares for which he or she is exercising the Option, and specifying the method of payment for the Exercise Price. The Grantee may pay the Exercise Price by any of the following means:

(a) in cash or its equivalent;

(b) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price that the Grantee has held for at least __________ (___) months;

(c) Cashless Exercise; or

(d) by a combination of any of the permitted methods of payment in subparagraphs (a), (b), and (c) above.

7. Non-Assignability. Except as provided in the Plan or this Agreement, this Option is not assignable or transferable by the Grantee otherwise than by will or by the laws of descent and distribution and is exercisable, during the Grantee's lifetime, only by the Grantee or his or her guardian or legal representative.

8. Change in Control. Upon the occurrence of a Change in Control, Section 19 of the Plan will govern this Option.

9. Withholding. Prior to the delivery of any Shares pursuant to this Option, the Company has the right and power to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Company may permit or require the Grantee to satisfy all or part of the tax withholding obligations in connection with this Option by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld, which shall not exceed the amount determined by the applicable minimum statutory tax withholding rate (or such other rate as will not result in a negative accounting impact). For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

10. Notices. All notices and other communications required or permitted under this Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Indianapolis, Indiana, and if to the Grantee or his or her successor, to the address last furnished by the Grantee to the Company. Notwithstanding the foregoing, though, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail.

11. No Employment Rights. Neither the Plan nor this Agreement confers upon the Grantee any right to continue in the employ of the Company or interferes in any way with the right of the Company to terminate the Grantee's employment at any time.

12. Defined Terms. All of the defined terms, or terms that begin with capital letters and have a special meaning for purposes of this Agreement, have the meaning ascribed to them in this Agreement. All defined terms to which this Agreement does not ascribe a meaning have the meaning ascribed to them in the Plan.

13. Plan Controlling. The terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee are binding and conclusive upon the Grantee and his or her legal representatives. The Grantee agrees to be bound by the terms and provisions of the Plan.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

________________________________

[GRANTEE SIGNATURE]

Print Name: ______________________

INTERACTIVE INTELLIGENCE, INC.

By:______________________________

 Print Name: _______________________

 Title:_____________________________

ATTACHMENT A

TO

INCENTIVE STOCK OPTION AGREEMENT

COMBINATION VESTING

Performance Target(s):

[If multiple performance targets, also set forth the portions of the Option Shares associated with each.]

ATTACHMENT A

TO

INCENTIVE STOCK OPTION AGREEMENT

PERFORMANCE-BASED VESTING

I. Performance Measures and Beginning of Performance Period

Pursuant to the terms of the Plan and paragraph 4 of this Agreement, the Grantee will vest in this Option only upon the achievement, under the terms applicable in part II below and within the Performance Period that begins on the date specified in this part I, of the following Performance Measures: [specify the applicable Performance Measures and the first day of the Performance Period]:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

II. Performance Period (Vesting Schedule)

The Performance Period, or vesting schedule, that the Committee selects below applies to the Grantee's Option:

_____1. Prorated Vesting. The Performance Period for this Option is _____ years (at least one), beginning on the date specified in part I above. After the Performance Period expires, the Committee will determine the percentage of achievement for the Performance Measures in part I above. Based upon that determination, the Grantee will vest in a percentage of Shares subject to this Option in accordance with the following schedule [below is an example]:

PERCENTAGE ACHIEVEMENT OF PERFORMANCE MEASURES	PERCENTAGE OF SHARES THAT VEST
Below 85%	0%
At least 85% but less than 90%	25%
At least 90% but less than 95%	50%
At least 95% but less than 100%	75%
At least 100%	100%

_____2. Graded Vesting. The Performance Period for this Option is _____ years (more than one), with the first year beginning on the date specified in part I above and each subsequent year beginning on its anniversary. After each year of the Performance Period, as specified below, the Committee will determine whether the Performance Measures applicable to the period were achieved, as specified in part I above. Based upon that determination, the Committee will determine whether the Grantee vested in the correlating fraction of this Option for that period, all in accordance with the following schedule [below is an example]:

YEAR OF THE PERFORMANCE PERIOD	FRACTION OF SHARES THAT VEST
The first year	1/3
The second year	1/3
The third year	1/3

_____3. Cliff Vesting. The Performance Period for this Option is _____ years (at least one), beginning on the date specified in part I above. After the Performance Period expires, the Committee will determine whether the Performance Measures specified in part I above were achieved. If the Performance Measures were achieved in full, the Grantee will vest in this entire Option. If the Performance Measures were not achieved in full, the Grantee will forfeit this entire Option.